UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2019

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Service Properties Trust and certain of its subsidiaries, unless otherwise noted.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2019, we entered agreements with Marriott International, Inc. (NYSE: MAR) and its subsidiaries, or Marriott, which combine our three existing Marriott operating agreements, historically referred to as the Marriott Nos. 1, 234 and 5 agreements, into a single portfolio for a 16-year term commencing January 1, 2020. The Marriott Nos. 1, 234 and 5 agreements included 122 hotels, provided for aggregate annual owner’s priority returns and rents due to us of $192.2 million and were scheduled to expire on December 31, 2024, 2025 and 2019, respectively. Among other terms, the new combined agreements with Marriott provide as follows:

•	That all 122 Marriott hotels will be combined economically so that excess cash flows from any of these hotels are available to pay the aggregate annual owner’s priority returns due to us for these hotels, which is $190.6 million (approximately equal to the current aggregate annual owner’s priority returns due to us under the Marriott Nos. 1 and 234 agreements and 85% of the rents due to us under the Marriott No. 5 agreement (Kauai hotel)). Our taxable REIT subsidiaries will continue to participate in the net cash flows from hotel operations after payment of management fees to Marriott, which base fees will continue to be subordinated to the annual owner’s priority returns due to us.

•	That the existing security deposit held by us for the Marriott No. 234 agreement ($33.6 million estimated as of December 31, 2019) will continue to secure payment of the aggregate annual owner’s priority returns due to us under the new combined agreements and may be replenished up to the security deposit cap of $64.7 million from 60% of the cash flows realized from operations of the 122 hotels after payment of the aggregate annual owner’s priority returns due to us, Marriott’s base management fees and certain other advances by us or Marriott, if any.

•	That Marriott will provide a new $30.0 million limited guaranty for 85% of the aggregate annual owner’s priority returns due to us through 2026 under the new combined agreements if the security deposit is exhausted.

•	That the term of the agreements will be extended through 2035, with Marriott having the option to renew for two consecutive 10-year terms on an all or none basis.

•	That 5.5-6.5% of gross revenues from hotel operations will continue to be placed in escrow for hotel maintenance and periodic renovations, or an FF&E reserve.

In addition to amounts available in the FF&E reserve, the new combined agreements provide that we will fund approximately $350.0 to $400.0 million for planned renovations of the hotels over the next four years. As such funding is advanced by us, the aggregate annual owner's priority returns due to us under the new combined agreements will increase by 8% of the amounts funded.

We and Marriott have also identified 33 of the 122 hotels covered by the new combined agreements that will be sold or rebranded, at which time we would retain the proceeds of any such sale and the aggregate annual owner's priority returns due to us would decrease by the amount allocated to the applicable hotel.

The foregoing descriptions of the new combined agreements are not complete and are subject to and qualified in their entireties by reference to the agreements, which are filed as Exhibits 10.1 through 10.8 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	The security deposit for our minimum returns under the new combined agreements may be replenished up to the security deposit cap of $64.7 million from 60% of the cash flows realized from operations of the 122 hotels covered by those agreements after payment of the aggregate annual owner’s priority returns due to us, Marriott’s base management fees and certain other advances made by us or Marriott, if any. This may imply that the security deposit will be replenished and that it may be sufficient to provide for continued payment of our minimum returns. We can provide no assurance that the operating results of the hotels will be sufficient to pay our minimum returns or to replenish or maintain the security deposit. The operating results of our hotels which are managed by Marriott depend on Marriott’s ability to successfully operate the hotels and, in large part, upon general economic conditions, each of which are beyond our control.

•	Marriott will provide a new $30.0 million limited guaranty for 85% of the aggregate annual owner’s priority returns due to us through 2026 under the new combined agreements if the security deposit is exhausted. This may imply that we will receive at least 85% of the aggregate annual owner’s priority returns due to us through 2026 under the new combined agreements. However, Marriott’s guaranty is limited so that the maximum payments Marriott is required to make to us under this guaranty cannot exceed $30.0 million. We can provide no assurance that we will receive at least 85% of the aggregate annual owner’s priority returns due to us through 2026 under the new combined agreements or that Marriott will honor its guaranty obligations.

•	The new combined agreements will continue to require that 5.5-6.5% of gross revenues from hotel operations be placed in an FF&E reserve. This may imply that the FF&E reserve will be sufficient to fund future capital needs at the applicable hotels. In fact, the FF&E reserve may not be sufficient to pay all of the costs of maintaining these hotels to brand standards or otherwise in a manner which is attractive to hotel customers.

•	We have agreed to fund approximately $350.0 to $400.0 million for planned renovations of the hotels during the next four years in addition to the amounts in the FF&E reserve. The costs and timing of hotel renovations projects are difficult to estimate. Cost overruns may occur and projects may be delayed for various reasons, including reasons that are beyond our control. We can provide no assurance that the planned renovations will be completed for the currently expected amounts or within the currently expected timeframe, and additional renovations not currently expected may be made.

•	We and Marriott have identified 33 of the 122 hotels included in the new combined agreements that will be sold or rebranded. We can provide no assurance that we will be able to sell or rebrand these hotels on attractive terms or at all. In addition, any sales that may be completed may result in less proceeds than we currently expect or losses to us.

For these reasons, among others, you are cautioned not to place undue reliance upon forward-looking statements.

The information contained in our filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in our periodic reports, or incorporated therein identifies other important factors that could cause our actual results to differ materially from those in our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Second Amended and Restated Management Agreement, dated as of December 31, 2019, between Marriott Hotel Services, Inc. and HPT TRS MRP, Inc.

10.2	Second Amended and Restated Management Agreement, dated as of December 31, 2019, among Courtyard Management Corporation, HPT TRS MRP, Inc. and HPT CY TRS, Inc.

10.3	Second Amended and Restated Management Agreement, dated as of December 31, 2019, between Residence Inn By Marriott, LLC and HPT TRS MRP, Inc.

10.4	Second Amended and Restated Management Agreement, dated as of December 31, 2019, between SpringHill SMC, LLC and HPT TRS MRP, Inc.

10.5	Second Amended and Restated Management Agreement, dated as of December 31, 2019, between TownePlace Management, LLC and HPT TRS MRP, Inc.

10.6	Management Agreement, dated as of December 31, 2019, between Essex House Condominium Corporation and HPT TRS MRP, Inc.

10.7	Amended and Restated Pooling Agreement, dated as of December 31, 2019, among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC, Essex House Condominium Corporation, HPT TRS MRP, Inc. and HPT CY TRS, Inc.

10.8	Letter Agreement, dated as of December 31, 2019, among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC, Essex House Condominium Corporation, HPT TRS MRP, Inc. and HPT CY TRS, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

	By:	/s/ Brian E. Donley
	Name:	Brian E. Donley
	Title:	Chief Financial Officer and Treasurer

Date: January 6, 2020